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                                                                    EXHIBIT 99.1
                             THE ADVEST GROUP, INC.
          PROXY FOR SPECIAL MEETING OF SHAREHOLDERS,            , 2000

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                                     PROXY

The undersigned hereby appoint(s) Grant W. Kurtz, Lee G. Kuckro and David A.
Horowitz, and each of them, with or without the others, proxies, with full power of substitution, to vote on the following matters as directed hereon and in their discretion upon such other business as may properly come before the meeting, all shares of stock of The Advest Group, Inc. that the undersigned is entitled to vote at the Special Meeting of Shareholders of the Corporation to be
held at the Court Room of the Old State House, 800 Main Street, Hartford,
Connecticut 06103, on         day,           , 2000, at 10:30 a.m., local time,
and all adjournments thereof, all in accordance with and as more fully described in the Notice and accompanying Proxy Statement/Prospectus for such meeting, receipt of which is hereby acknowledged.

1. To approve and adopt the Agreement and Plan of Merger, dated as of August 23, 2000, among The MONY Group Inc., a Delaware corporation, MONY Acquisition
   Corp., a Delaware corporation, and The Advest Group, Inc., and the transactions contemplated thereby, including the merger of Advest with and into MONY Acquisition Corp. upon the terms and subject to the conditions set forth in the merger agreement, as more fully described in the enclosed Proxy
   Statement/Prospectus.

2. To transact any other business as may properly be brought before the special meeting or any adjournments or postponements of the meeting.

THIS PROXY, WHEN PROPERLY SUBMITTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE
UNDERSIGNED SHAREHOLDER(S).
IF NO DIRECTION IS MADE, ALL PROPERLY SUBMITTED PROXIES WILL BE VOTED "FOR" THE
PROPOSALS LISTED.

IMPORTANT: THIS CARD MUST BE DATED AND SIGNED ON THE REVERSE SIDE AND RETURNED
PRIOR TO THE MEETING TO BE EFFECTIVE.
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                          [Reverse Side of Proxy Card]
                             THE ADVEST GROUP, INC.
          PLEASE MARK VOTE AS IN THIS EXAMPLE USING DARK INK ONLY [X]

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1.   Approval and adoption of the Agreement and Plan of Merger, dated as of August 23, 2000, among The MONY Group Inc., a
     Delaware corporation, MONY Acquisition Corp., a Delaware
     corporation, and The Advest Group, Inc., and the                    FOR          AGAINST        ABSTAIN
     transactions contemplated thereby, including the merger of          [ ]            [ ]            [ ]
     Advest with and into MONY Acquisition Corp. upon the terms and subject to the conditions set forth in the merger
     agreement, as more fully described in the enclosed Proxy
     Statement/Prospectus.
2.   In their discretion, upon any other business that may properly come before the meeting.

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3.  Check here if you will attend the meeting.  [ ]
4.  Check here if address change is noted.  [ ]

                                             Signatures:

                                             Dated: , 2000

                                             NOTE: Please sign exactly as name
                                                   appears hereon. Joint Owners
                                                   should each sign. When
                                                   signing as attorney,
                                                   executor, administrator,
                                                   trustee or guardian, please
                                                   give full title as such.